EX-10.1
                              EMPLOYMENT AGREEMENT


This Agreement is made and entered into as of the 15th day of November, 2001 by and between JustWebit.com, Inc., a Nevada corporation, (herein called "Corporation", and Lowell Holden (herein called "Employee"), upon the terms and conditions hereinafter stated:

1.  Employment

Corporation hereby engages and employs Employee to render services to the Corporation (except as otherwise provided in Paragraph 3 hereof) as in which capacity Employee shall render such services as are customarily rendered by and are required. Employee hereby accepts such employment and agrees to keep and perform, diligently and conscientiously, all the duties, obligations and agreements assumed and entered into by him hereunder.

2.  Term

The term of employment hereunder shall commence as of the date hereof, and shall continue for a period ending December 31, 2004

3.  Services

A. Employee shall render all services, subject to the supervision and direction of the Corporation's Chairman of the Board of Directors, usual and customarily rendered by and required of persons employed in the capacities designated above and such other services as may be reasonably requested by Corporation. Employee agrees that throughout the term of this hereof he will render the above provided services solely the Corporation and Employee shall not render such services for any other person firm or corporation without the Corporation's prior permission.

B. Employee agrees to render services as requested and to devote sufficient time, attention, skills and efforts in connection with the Company's business, and to comply with all instructions, directions, requests, rules, and regulations made and issued by Corporation; and to perform services conscientiously and to the best of his ability at all reasonable time and whenever and wherever reasonably required. This agreement, however, shall not be construed to prevent Employee from having investments, and devoting time to such personal matters that may require attention so long as such activities will not interfere with the performance of services as required under this Agreement.

4.  Compensation

On the condition that Employee fully performs his obligations hereunder; Corporation agrees to pay Employee compensation in the sum of 4,800,000 shares of the Corporation stock issued at the rate of 400,000 per quarter for 12 consecutive quarters commencing with the initial issue being December 31,2001. The shares will be issued under the terms of the Company's Employees Stock Incentive plan per Form S-8 bearing full registration and trading rights.

5.  Expenses

Employee shall be reimbursed by the Corporation for all reasonable and ordinary expenses incurred in connection with his employment hereunder upon presentation to the Corporation of proper documentation of such expenses.

6.  Vacations

Corporation agrees to give Employee, during the term hereof, fifteen
(15) business days of vacation, the time of taking of which shall be determined by Employee and Corporation in consultation with each other. In the event that Employee fails to use all of his vacation days in any given year, Employee may carry over and accumulate such vacation days for use in subsequent years.

7.   Death During Employment

In the event of the Employee's death prior to the expiration of the term hereof, this Agreement shall be deemed continued and Corporation shall have all the obligations to Employees estates are set forth hereinabove.

1.  Miscellaneous

A. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law.

B. This Agreement was made in the State Of Minnesota, and its validity, construction and effect shall be governed by and enforced pursuant to the substantive laws of the State of Minnesota applicable to contracts made and to be performed therein.

C. This Agreement constitutes the entire agreement between the parties hereto and shall supersede any and all prior written or oral agreements between Corporation and Employee relating to the subject matter hereof and cannot be amended or modified excepts by written instrument signed by the parties hereto. Employee acknowledges that he has not executed this Agreement in reliance upon any representation or promise made by Corporation or any representative of Corporation, excepts as expressly provided for in this Agreement. This contract shall not become

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

JustWebit.com, Inc., a Corporation


By: /s/  Gary L. Borglund
Gary L. Borglund


Lowell Holden, an Individual


/s/  Lowell Holden